                                                                    Exhibit 2.05

                                CLOSING AGREEMENT


         This CLOSING AGREEMENT, dated as of September 19, 2003, is by and among
(i) Herbert Wang and James J. Carria and Lawrence I. Silverstein, as Trustees of The Herbert Wang 1988-1 Irrevocable Trust (GST Exempt Share), and The Herbert Wang 1988-1 Irrevocable Trust (Non-GST Exempt Share) (collectively, the "Tech Industries Sellers"), (ii) Tech Investments, Inc., a Rhode Island corporation ("Tech Investments"), David M. Wang, Scott E. Wang and Beth A. Nast (collectively, the "84 Fairmount Street Sellers"), (iii) James J. Carria and Lawrence I. Silverstein, as Trustees of The Herbert Wang 1988 Irrevocable Real Estate Trust (collectively with Tech Investments, the "Fairmount Realty Sellers"), and (iv) Portola Packaging, Inc., a Delaware corporation (the "Buyer").

         WHEREAS, the Buyer and the Tech Industries Sellers have entered into that certain Stock Purchase Agreement dated as of September 1, 2003 (the "Tech Industries Purchase Agreement"), pursuant to which the Buyer has agreed to purchase all of the issued and outstanding shares of capital stock (the "Tech Industries Stock") of Tech Industries, Inc., a Rhode Island corporation ("Tech Industries");

         WHEREAS, the Buyer and Herbert Wang have entered into that certain Stock Purchase Agreement dated as of September 1, 2003 (the "Tech UK Purchase Agreement"), pursuant to which the Buyer has agreed to purchase all of the issued and outstanding shares of capital stock of Tech Industries U.K. Ltd., a Rhode Island corporation;

         WHEREAS, the Buyer and the Fairmount Realty Sellers have entered into that certain Equity Purchase Agreement dated as of September 1, 2003 (the "Fairmount Realty Purchase Agreement"), pursuant to which the Buyer has agreed to purchase all of the outstanding partnership interests (the "Fairmount Realty Interests") in Fairmount Realty Associates, a Rhode Island limited partnership, which owns all of the land, buildings, improvements and fixtures located at 85 Fairmount Street, Woonsocket, Rhode Island;

         WHEREAS, the Buyer and the 84 Fairmount Street Sellers have entered into that certain Equity Purchase Agreement dated as of September 1, 2003 (the "84 Fairmount Street Purchase Agreement"), pursuant to which the Buyer has agreed to purchase all of the outstanding partnership interests (the "84 Fairmount Street Interests," and together with the Fairmount Realty Interests, the "Real Estate Interests") in 84 Fairmount Street Limited Partnership, a Rhode Island limited partnership, which owns all of the land, buildings, improvements and fixtures located at 84 Fairmount Street, Woonsocket, Rhode Island;

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                                      -2-


         WHEREAS, the Buyer is contemporaneously herewith purchasing all of the Tech Industries Stock pursuant to the terms of the Tech Industries Purchase Agreement;

         WHEREAS, immediately after the consummation of the purchase by the Buyer of the Tech Industries Stock as aforesaid, the Buyer is assigning its rights under the Fairmount Realty Purchase Agreement and the 84 Fairmount Street Purchase Agreement to Tech Industries to purchase the Real Estate Interests;

         WHEREAS, the Buyer and the Tech Industries Sellers have agreed to modify certain provisions of the Tech Industries Purchase Agreement, to set forth their agreement with respect to the effect on the provisions of the Tech Industries Purchase Agreement caused by the purchase by Tech Industries (in lieu of the Buyer) of the Real Estate Interests, and to provide for certain other matters, all as more particularly hereinafter set forth;

         WHEREAS, the consummation of the transactions contemplated under the Tech Industries Purchase Agreement, the Tech UK Purchase Agreement, the Fairmount Realty Purchase Agreement and the 84 Fairmount Street Purchase Agreement are referred to herein collectively as the "Transaction"; and

         WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Tech Industries Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

         1. Reduction of Purchase Price Under Tech Industries Purchase Agreement. Reference is hereby made to Section 1.2 of the Tech Industries Purchase Agreement. The Tech Industries Sellers and the Buyer hereby agree that
(a) the dollar amount therein of $33,742,329 shall be changed to $33,727,637, and (b) the provisions thereof shall be accordingly modified.

         2. Modifications to Purchase Price Adjustment Provisions. Reference is hereby made to Section 3 of the Tech Industries Purchase Agreement. With respect thereto, the Tech Industries Sellers and the Buyer agree that:

                  (a) notwithstanding the provisions of Sections 3(a) and (b) of the Tech Industries Purchase Agreement, in lieu of the Sellers preparing and delivering to the Buyer a Calculation Date Balance Sheet and a Calculation Date Certificate and making an initial adjustment to the Purchase Price based on the

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                                      -3-


amount of the Calculation Date Net Working Capital as required thereunder, the Sellers have prepared and delivered to the Buyer on the Closing occurring on the date hereof (i) an estimated projected balance sheet of Tech Industries as of the close of business on the Closing Date immediately prior to giving effect to the Closing (the "Estimated Closing Date Balance Sheet"), which Estimated Closing Date Balance Sheet has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the May 2003 Balance Sheet taking into account any possible exceptions to such accounting principles disclosed on Schedule 5.8 to the Tech Industries Purchase Agreement, and (ii) a certificate signed by the President of Tech Industries (the "Estimated Closing Date Certificate"), certifying (A) that the Estimated Closing Date Balance Sheet was prepared on the basis described in clause (i) above, and
(B) as to the estimated and projected Net Working Capital as of the Closing Date (the "Estimated Closing Date Net Working Capital"); the Estimated Closing Date Certificate, together with the Estimated Closing Date Balance Sheet, is attached hereto as Exhibit A;

                  (b) the Purchase Price payable at the Closing is being increased dollar-for-dollar by $590,826, which amount equals the amount that the Estimated Closing Date Net Working Capital is greater than $5,200,000 (with such amount being deemed the "Initial Adjustment" for purposes of Section 3(e) of the Tech Industries Purchase Agreement), thereby resulting in a Purchase Price payable at the Closing of $34,318,463 ($33,727,637 + the aforesaid $590,826);

                  (c) all references in the Tech Industries Purchase Agreement to the terms "Calculation Date Balance Sheet," "Calculation Date Certificate" and "Calculation Date Net Working Capital," respectively, shall be deemed deleted and replaced with the terms "Estimated Closing Date Balance Sheet," "Estimated Closing Date Certificate" and "Estimated Closing Date Net Working Capital," respectively, and all references in the Tech Industries Purchase Agreement to the term "Calculation Date" shall be deemed deleted;

                  (d) the provisions of the Tech Industries Purchase Agreement (including, without limitation, Section 3(e) thereof) shall be deemed modified by the provisions of this Section 1; and

                  (e) the Calculation Date Certificate of the President of Tech Industries dated as of September 10, 2003 previously delivered to the Buyer shall be deemed null and void and of no force and effect.

         3. Effect of Purchase by Tech Industries of Real Estate Interests. Notwithstanding that the Buyer is assigning its rights under the Fairmount Realty Purchase Agreement and the 84 Fairmount Street Purchase Agreement to Tech

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                                      -4-


Industries to purchase the Real Estate Interests, for purposes of the transactions contemplated by the Tech Industries Purchase Agreement and notwithstanding anything to the contrary set forth therein:

                  (a) the purchase by Tech Industries of the Real Estate Interests shall have no effect of any nature whatsoever on, and shall not be considered a part of, the transactions contemplated by the Tech Industries Purchase Agreement;

                  (b) the preparation of the Closing Date Balance Sheet and the determination of the Closing Date Net Working Capital shall be made without regards to, and shall give no effect to, the purchase by Tech Industries of the Real Estate Interests; and

                  (c) the representations and warranties of the Sellers in
Section 5 of the Tech Industries Purchase Agreement, for purposes of Section 8.1 of the Tech Industries Purchase Agreement, shall be made without regards to, and shall give no effect to, the purchase by Tech Industries of the Real Estate Interests.

         4. Reduction of Purchase Price Under Tech UK Purchase Agreement. Reference is hereby made to Section 1.2 and 3 of the Tech UK Purchase Agreement. Herbert Wang and the Buyer agree that (a) the purchase price under Section 1.2 shall be changed to a fixed purchase price of $70,255 without adjustment, (b) the purchase price adjustment provisions of Section 3 shall be deemed deleted in their entirety, and (c) the provisions thereof shall be accordingly modified.

         5. Reduction of Purchase Price Under 84 Fairmount Street Purchase Agreement. Reference is hereby made to Section 1.2 of the 84 Fairmount Street Purchase Agreement. The 84 Fairmount Street Sellers and the Buyer agree that (a) the reference therein to the $2,250 security deposit shall be deemed deleted,
(b) the purchase price payable thereunder shall be accordingly reduced by such $2,250 amount, and (c) the provisions thereof shall be accordingly modified.

         6. Flow of Funds. The Buyer shall make (or cause to be made) on the date hereof the following payments to the following parties in connection with the consummation of the Transaction in accordance with the applicable wire transfer instructions attached hereto as Schedule A:

                  (a) In accordance with the terms of Section 2(b) hereof, at the Closing the Tech Industries Sellers are entitled under the Tech Industries Purchase Agreement to the aggregate amount of $34,318,463. The Buyer shall deduct from such amount (i) the amount of $1,122,293, and pay such amount for the account of the Tech Industries Sellers to EVP Securities LLC (as designee of Edgeview

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                                      -5-


Partners LLC), and (ii) the amount of $100,000, and pay such amount for the account of the 84 Fairmount Street Sellers to Citizens Bank of Rhode Island, as Escrow Agent (the "Escrow Agent") under the Environmental Escrow Agreement of even date herewith (the "Escrow Agreement").

                  (b) The balance of the purchase price payable to the Tech Industries Sellers at the Closing as referenced in Section 2(b) hereof is $33,096,170; such amount shall be paid to the Tech Industries Sellers as follows:

              Tech Industries Sellers                           Pro Rata Amount
              -----------------------                           ---------------

              Herbert Wang                                           $843,952
              The Herbert Wang 1988-1
              Irrevocable Trust (GST Exempt Share)                $16,041,714
              The Herbert Wang 1988-1
              Irrevocable Trust (Non-GST Exempt Share)            $16,210,504

                  (c) The purchase price to be paid on the date hereof to Herbert Wang under the Tech UK Purchase Agreement is $70,255.

                  (d) The purchase price to be paid on the date hereof to the Fairmount Realty Sellers under the Fairmount Realty Purchase Agreement is $648,263; $100,000 of such amount shall be paid for the account of the Fairmount Realty Sellers to the Escrow Agent under the Escrow Agreement; $548,263, representing the balance of such purchase price, shall be paid to the Fairmount Realty Sellers as follows:

              Fairmount Realty Sellers                          Pro Rata Amount
              ------------------------                          ---------------

              Tech Investments, Inc.                                   $5,483
              The Herbert Wang 1988
              Irrevocable Real Estate Trust                          $542,780

                  (e) The purchase price to be paid on the date hereof to the 84 Fairmount Street Sellers under the 84 Fairmount Street Purchase Agreement is $626,350; such amount shall be paid entirely to Tech Investments, for the benefit of itself and the other 84 Fairmount Street Sellers, as follows:

              84 Fairmount Street Sellers                       Pro Rata Amount
              ---------------------------                       ---------------

              Tech Investments, Inc.                                  $6,262
              David M. Wang                                         $206,696
              Scott E. Wang                                         $206,696
              Beth A. Nast                                          $206,696

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                                      -6-


         7.  General.

                  (a) Governing Law. The validity and construction of this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws (and not the choice-of-law rules) of the State of Rhode Island.

                  (b) Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

                  (c) Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

                  (d) Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

                  (e) Further Assurances. The parties hereto agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

                  (f) No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, other than the Sellers and the Buyer and their respective shareholders or other equityholders, if any, any rights or remedies under or by reason of this Agreement.

                  (g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                         [Signatures on Following Page]


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                                      -7-




         IN WITNESS WHEREOF, the undersigned have executed this Agreement as an instrument under seal as of the day and year first written above.



                                                    /s/ HERBERT WANG
                                            -----------------------------------
                                            Herbert Wang


                                            THE HERBERT WANG 1988-1 IRREVOCABLE
                                            TRUST   (GST EXEMPT SHARE)


                                            By:     /s/ JAMES J. CARRIA
                                                -------------------------------
                                                    James J. Carria, Trustee


                                            By:     /s/ LAWRENCE I. SILVERSTEIN
                                                -------------------------------
                                                    Lawrence I. Silverstein,
                                                    Trustee


                                            THE HERBERT WANG 1988-1 IRREVOCABLE
                                            TRUST (NON-GST EXEMPT SHARE)


                                            By:     /s/ JAMES J. CARRIA
                                                -------------------------------
                                                     James J. Carria, Trustee


                                            By:     /s/ LAWRENCE I. SILVERSTEIN
                                                -------------------------------
                                                     Lawrence I. Silverstein,
                                                     Trustee


                                            TECH INVESTMENTS, INC.


                                            By:     /s/ DAVID M. WANG
                                                -------------------------------
                                                     David M. Wang
                                                     President

                                                   /s/ DAVID M. WANG
                                            -----------------------------------
                                            David M. Wang


                                                   /s/ SCOTT E. WANG
                                            -----------------------------------
                                            Scott E. Wang


                                                   /s/ BETH A. NAST
                                            -----------------------------------
                                            Beth A. Nast


                                            THE HERBERT WANG 1988
                                            IRREVOCABLE REAL ESTATE TRUST


                                            By:     /s/ JAMES J. CARRIA
                                                -------------------------------
                                                    James J. Carria, Trustee


                                            By:     /s/ LAWRENCE I. SILVERSTEIN
                                                -------------------------------
                                                    Lawrence I. Silverstein,
                                                    Trustee


                                            PORTOLA PACKAGING, INC.


                                            By:     /s/ JACK L. WATTS
                                                -------------------------------
                                                    Jack L. Watts, Chairman and
                                                    Chief Executive Officer

                       Schedule A to the Closing Agreement


                           WIRE TRANSFER INSTRUCTIONS

                       Exhibit A to the Closing Agreement


                        ESTIMATED CLOSING DATE CERTIFCATE
                      WITH ATTACHED ESTIMATED CLOSING DATE
                                  BALANCE SHEET